EXHIBIT 1



                       NAME, PRINCIPAL BUSINESS, AND ADDRESS
                      OF THE DIRECTORS AND EXECUTIVE OFFICERS
                          OF SECURITY CAPITAL U.S. REALTY
                      AND OF SECURITY CAPITAL HOLDINGS S.A.


                   The identity and background of the executive officers and directors of Security Capital U.S. Realty and Security Capi-tal Holdings S.A. are as follows:

         SECURITY CAPITAL U.S. REALTY:

                   1 W. Joseph Houlihan is a Director of Security Cap-ital U.S. Realty. Mr. Houlihan's present principal occupation is as Executive Vice President and Director of the Institutional Management Group of GIM Algemeen Vermogensbeheer which provides investment management and advisory services. GIM Algemeen Verm-ogensbeheer's business address is Fellenoord 35, Postbus 365, 5600 AJ Eindhoven, The Netherlands.

                   2    James T. Mauck is a Director of Security Capital
         U.S. Realty. Mr. Mauck's present principal occupation is as Managing Director for Continental Europe of R.R. Donnelley & Sons Company which provides printing and related services. R.R. Donnelley & Sons Company's European business address is Over-schiestraat 59a, 1062XD Amsterdam, The Netherlands.

                   3    William D. Sanders is a Director of Security Cap-
         ital U.S. Realty. Mr. Sanders' present principal occupation is as Chairman of the Board of Directors and Chief Executive Of-ficer of Security Capital Group Incorporated which controls and operates a group of highly focused, fully integrated real estate operating companies. Security Capital Group Incorporated's business address is 125 Lincoln Avenue, Santa Fe, New Mexico 87501.

                   4    Paul E. Szurek is a Managing Director of Security
         Capital U.S. Realty. Mr. Szurek's present principal occupation is as Managing Director of Security Capital U.S. Realty and as Managing Director of Security Capital (EU) Management S.A. Se-curity Capital U.S. Realty's and Security Capital (EU) Manage-ment S.A.'s business address is 69, route d'Esch, L-1470 Luxem-bourg.



         SECURITY CAPITAL HOLDINGS S.A.:

                   1. W. Joseph Houlihan is a Director of Security Cap-ital Holdings S.A. Mr. Houlihan's present principal occupation is as Executive Vice President and Director of the Institutional Management Group of GIM Algemeen Vermogensbeheer which provides investment management and advisory services. GIM Algemeen Verm-ogensbeheer's business address is Fellenoord 35, Postbus 365, 5600 AJ Eindhoven, The Netherlands.

                   2. James T. Mauck is a Director of Security Capital Holdings S.A. Mr. Mauck's present principal occupation is as Managing Director for Continental Europe of R.R. Donnelley & Sons Company which provides printing and related services. R.R. Donnelley & Sons Company's European business address is Over-schiestraat 59a, 1062XD Amsterdam, The Netherlands.

                   3. Paul E. Szurek is a Managing Director of Security Capital Holdings S.A. Mr. Szurek's present principal occupation is as Managing Director of Security Capital U.S. Realty and as Managing Director of Security Capital (EU) Management S.A. Se-curity Capital U.S. Realty's and Security Capital (EU) Manage-ment S.A.'s business address is 69, route d'Esch, L-1470 Luxem-bourg.